Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER 2009 FINANCIAL RESULTS

THIRD QUARTER 2009 HIGHLIGHTS

•	Rental and management segment revenue increased to $430.5 million

•	Cash provided by operating activities was $240.1 million

•	Added over 570 new communications sites to our portfolio

Boston, Massachusetts – November 3, 2009: American Tower Corporation (NYSE: AMT) today reported financial results for the third quarter ended September 30, 2009.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “2009 has been a very successful year thus far for American Tower, both operationally and financially. Our achievements to date include the integration of over 2,650 new communications sites into our portfolio, while maintaining our industry leading Adjusted EBITDA Margin. In addition, the recent upgrades of our credit rating to investment grade enabled us to issue 4.625% senior unsecured notes, by far the lowest cost unsecured notes we have achieved to date. These trends highlight our disciplined capital allocation process and strong balance sheet which we believe will continue to provide a foundation for strong Core Growth beyond 2009.”

Operating Highlights

American Tower generated the following operating results for the quarter ended September 30, 2009 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2008):

Total revenues increased 8.5% to $444.1 million, and rental and management segment revenues increased 9.2% to $430.5 million. Rental and management segment revenue for the quarter ended September 30, 2009 includes $6.7 million of one-time revenue related to a termination agreement with one of the Company’s broadcast customers. In addition, rental and management segment revenue growth was negatively impacted by approximately 2.1% due to foreign currency exchange rate fluctuations and 0.9% due to straight-line revenue recognition. Excluding the impact of foreign currency exchange rate fluctuations, straight-line revenue recognition and the one-time revenue item described above, our Core Growth in rental and management segment revenue was 10.3%. Rental and management segment Gross Margin increased 9.4% to $333.0 million. Network development services revenue and Gross Margin were $13.6 million and $6.1 million, respectively.

Total selling, general, administrative and development expense was $47.9 million. The Company’s selling, general, administrative and development expense for the quarter included $13.0 million of stock-based compensation expense.

Adjusted EBITDA increased 9.6% to $304.2 million, and Adjusted EBITDA Margin was 68%. Adjusted EBITDA growth was negatively impacted by approximately 1.4% due to foreign currency exchange rate fluctuations and 0.8% due to straight-line revenue and expense recognition. Excluding the impact of foreign currency exchange rate fluctuations, straight-line revenue recognition and the one-time revenue item described above, our Core Growth in Adjusted EBITDA was 9.2%.

Operating income was $179.1 million and net income was $67.4 million. Net income per basic and diluted common share was $0.17.

The Company is introducing a new performance metric, Recurring Free Cash Flow, which it believes better measures the performance of its underlying assets and reflects the amount that may be available for the Company to reinvest into the business through discretionary capital expenditures and acquisitions or return to shareholders. During the quarter ended September 30, 2009, Recurring Free Cash Flow increased 16.3% to $206.0 million and Recurring Free Cash Flow per Share increased 18.6% to $0.51.

Investing Highlights

During the quarter ended September 30, 2009, cash provided by operating activities of $240.1 million, less $68.6 million in capital expenditures, resulted in Free Cash Flow of $171.5 million. Discretionary capital expenditures of $50.5 million included $32.9 million for the construction of new communications sites and the installation of shared back-up power generators and $17.6 million for the purchase of land under our towers. Additionally, the Company spent $12.0 million for capital improvements and corporate capital expenditures and $6.0 million for the augmentation of existing sites to accommodate new equipment. Separately, the Company spent $67.9 million on acquisitions.

During the quarter ended September 30, 2009, the Company completed the construction of 267 communications sites and purchased 304 communications sites, including our previously announced acquisition of 230 communications sites in Brazil. Subsequent to the end of the quarter, the Company acquired an additional 326 communications sites in India.

During the quarter ended September 30, 2009, the Company repurchased a total of 3.6 million shares of its Class A common stock for approximately $117.6 million pursuant to its stock repurchase program. As of October 23, 2009, the Company had repurchased approximately 19.9 million shares of its Class A common stock for approximately $721.3 million under its $1.5 billion stock repurchase program announced in March 2008, which includes approximately 20,800 shares of Class A common stock repurchased for approximately $0.8 million subsequent to September 30, 2009. The Company will continue to manage the pacing of the program in the future in response to general market conditions and other relevant factors.

Please refer to Non-GAAP and Defined Financial Measures on pages 3 and 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Core Growth and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 8 through 12.

Reaffirming Full Year 2009 Outlook

Based on its continued strong operating performance, the Company is reaffirming its Full Year 2009 Outlook that was provided on July 29, 2009.

These estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of November 3, 2009. Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its third quarter 2009 financial results. Supplemental materials for the call will be available on the Company’s website www.americantower.com. The conference call dial-in numbers are as follows:

    US/Canada dial-in: (877) 235-9047

    International dial-in: (706) 645-9644

    Passcode: 36210079

A replay of the call will be available from 10:30 a.m. ET November 3, 2009 until 11:59 p.m. ET November 17, 2009. The replay dial-in numbers are as follows:

    US/Canada dial-in: (800) 642-1687

    International dial-in: (706) 645-9291

    Passcode: 36210079

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates approximately 26,700 communications sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Core Growth and Free Cash Flow. The Company defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, international business development expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. The Company defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, international business development expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. The Company defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and stock-based compensation expense, plus interest income, TV Azteca, net. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency fluctuations, and material one-time items. The Company defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure.

Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Core Growth and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2009 outlook, our stock repurchase programs, the financial strength of certain of our customers and foreign currency exchange rates. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness and financial strength of its tenants; (7) our foreign operations are subject to economic, political, and other risks that could adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of customers; (9) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended June 30, 2009 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$229,674	$143,077
Restricted cash	50,795	51,866
Short-term investments and available-for-sale securities	3,844	2,028
Accounts receivable, net of allowances	71,271	51,313
Prepaid and other current assets	78,723	61,415
Deferred income taxes	191,623	163,981

Total current assets	625,930	473,680

Property and equipment, net	3,128,120	3,022,636
Goodwill	2,239,420	2,186,233
Other intangible assets, net	1,532,400	1,566,155
Deferred income taxes	225,728	381,428
Notes receivable and other long-term assets	643,226	581,533

Total	$8,394,824	$8,211,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$165,957	$151,985
Accrued interest	47,270	28,635
Current portion of long-term obligations	7,717	1,837
Unearned revenue	120,057	120,188

Total current liabilities	341,001	302,645

Long-term obligations	4,179,038	4,331,309
Other long-term liabilities	639,634	583,232

Total liabilities	5,159,673	5,217,186

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,785	4,685
Additional paid-in capital	8,352,944	8,109,224
Accumulated deficit	(2,173,882)	(2,356,127)
Accumulated other comprehensive loss	(18,420)	(20,031)
Treasury stock	(2,933,612)	(2,746,429)

Total American Tower Corporation stockholders’ equity	3,231,815	2,991,322
Non-controlling interest	3,336	3,157

Total stockholders’ equity	3,235,151	2,994,479

Total	$8,394,824	$8,211,665

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Rental and management	$430,525	$394,396	$1,233,222	$1,152,722
Network development services	13,580	14,872	42,919	32,458

Total operating revenues	444,105	409,268	1,276,141	1,185,180

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	101,128	93,696	283,549	272,579
Network development services	7,466	10,161	25,324	18,710
Depreciation, amortization and accretion	105,543	104,389	307,874	301,158
Selling, general, administrative and development expense (1)	47,865	44,719	155,357	135,412
Other operating expenses	3,026	1,936	8,228	3,308

Total operating expenses	265,028	254,901	780,332	731,167

OPERATING INCOME	179,077	154,367	495,809	454,013

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,585	3,586	10,669	10,711
Interest income	736	1,017	1,717	2,959
Interest expense	(64,122)	(63,546)	(188,345)	(191,568)
Loss on retirement of long-term obligations	(391)	(959)	(6,385)	(1,195)
Other income (expense)	42	1,059	1,096	(1,045)

Total other expense	(60,150)	(58,843)	(181,248)	(180,138)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	118,927	95,524	314,561	273,875
Income tax provision	(51,348)	(34,918)	(139,883)	(120,254)
Income on equity method investments	3	5	20	18

INCOME FROM CONTINUING OPERATIONS	67,582	60,611	174,698	153,639
(Loss) income from discontinued operations, net	(4)	(50)	8,127	108,034

NET INCOME	67,578	60,561	182,825	261,673
Net income attributable to non-controlling interest	(223)	(95)	(580)	(266)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION (AMT)	$67,355	$60,466	$182,245	$261,407

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to AMT	$0.17	$0.15	$0.44	$0.39
(Loss) income from discontinued operations attributable to AMT	—	—	0.02	0.27

Net income attributable to AMT	$0.17	$0.15	$0.46	$0.66

DILUTED:
Income from continuing operations attributable to AMT	$0.17	$0.15	$0.43	$0.36
(Loss) income from discontinued operations attributable to AMT	—	—	0.02	0.26

Net income attributable to AMT	$0.17	$0.15	$0.45	$0.62

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	397,315	393,567	397,305	396,187

DILUTED	405,728	416,541	408,303	421,703

(1)	Selling, general, administrative and development expense includes $12,950 and $13,249 of stock-based compensation expense for the three months ended September 30, 2009 and September 30, 2008, respectively, and $50,124 and $43,111 of stock-based compensation expense for the nine months ended September 30, 2009 and September 30, 2008, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$182,825	$261,673
Stock-based compensation expense	50,124	43,111
Depreciation, amortization and accretion	307,874	301,158
Deferred income taxes related to discontinued operations	(3,174)	(104,966)
Other non-cash items reflected in statements of operations	147,146	112,033
Increase in net deferred rent asset	(8,329)	(16,651)
Decrease (increase) in restricted cash	4,236	(1,008)
Increase in assets	(49,297)	(15,489)
Increase in liabilities	17,994	6,465

Cash provided by operating activities	649,399	586,326

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(182,427)	(165,194)
Payments for acquisitions	(161,175)	(32,633)
Proceeds from sale of available-for-sale securities and other long term assets	3,550	4,517
Deposits, restricted cash and investments	(4,329)	1,843

Cash used for investing activities	(344,381)	(191,467)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior debt	300,000	—
Borrowings under credit facilities	—	525,000
Repayments of notes payable, credit facilities and capital leases	(354,644)	(326,929)
Purchases of Class A common stock	(189,670)	(631,901)
Proceeds from stock options, warrants and stock purchase plan	35,987	75,910
Deferred financing costs and other financing activities	(10,128)	(3,827)

Cash used for financing activities	(218,455)	(361,747)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	34	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	86,597	33,112
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	143,077	33,123

CASH AND CASH EQUIVALENTS, END OF PERIOD	$229,674	$66,235

CASH PAID FOR INCOME TAXES	$32,760	$27,442

CASH PAID FOR INTEREST	$160,567	$168,815

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:	September 30, 2009	September 30, 2009 As Adjusted (1)
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000	$1,750,000
Senior Unsecured Revolving Credit Facility	625,000	550,000
Senior Unsecured Term Loan	325,000	325,000
7.125% Senior Notes due 2012	500,915	—
4.625% Senior Notes due 2015	—	599,184
7.000% Senior Notes due 2017	500,000	500,000
7.250% Senior Notes due 2019	294,947	294,947
5.000% Convertible Notes due 2010	59,683	59,683
7.250% Senior Subordinated Notes due 2011	288	288
XCEL Telecom Credit Facility (2)	71,206	71,206
Other debt, including capital leases	59,716	59,716

Total debt	$4,186,755	$4,210,024

Cash and cash equivalents	229,674

Net debt (Total debt less cash and cash equivalents)	$3,957,081

(1)	Gives effect to the following events subsequent to the end of the third quarter: (a) the Company’s use of cash on hand to repay $75.0 million under its Senior Unsecured Revolving Credit Facility on October 19, 2009; (b) the issuance of $600.0 million principal amount of 4.625% Senior Notes due 2015 at a price equal to 99.864% of face value on October 20, 2009; and (c) the call for redemption of all outstanding 7.125% Senior Notes due 2012, which is set for November 13, 2009.
(2)	The Indian rupee-denominated debt was an outstanding obligation of XCEL at the time of the Company’s acquisition of XCEL.

Share count rollforward: (In millions of shares)
Total shares outstanding, as of June 30, 2009	395.8
Shares repurchased	(3.6)
Shares issued (1)	8.9

Total shares outstanding, as of September 30, 2009	401.1

(1)	Includes 7.9 million shares of Class A common stock issued in connection with the conversion of $162.1 million principal amount of the Company’s 3.000% Convertible Notes due 2010, prior to the redemption of the notes on August 27, 2009.

Aggregate potential dilutive shares from other securities (1): (In millions of shares)
Vested and exercisable stock options with an average exercise price of $28.62 per share (2)	7.0
Warrants – reflects shares issuable upon exercise with an effective exercise price of $4.48 per share	1.8

Potential dilution, as of September 30, 2009	8.8

(1)	Excludes shares related to the Company’s 5.000% Convertible Notes due 2010, which are convertible at $51.50 per share.
(2)	Excludes (a) 5.7 million unvested stock options and (b) 2.0 million unvested restricted stock units outstanding, as of September 30, 2009.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED INCOME STATEMENT DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations,straight-line revenue and expense recognition and material one-time items on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended September 30, 2009
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	10.3%
Estimated impact of fluctuations in foreign currency exchange rates	(2.1)%
Impact of straight-line revenue recognition	(0.9)%
Impact of material one-time revenue item	1.9%

Total rental and management segment revenue growth	9.2%

Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	9.2%
Estimated impact of fluctuations in foreign currency exchange rates	(1.4)%
Net impact of straight-line revenue and expense recognition	(0.8)%
Impact of material one-time revenue item	2.6%

Total Adjusted EBITDA growth	9.6%

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Rental and management segment straight-line revenue	$9,827	$12,264	$28,720	$38,406
Rental and management segment straight-line expense	6,832	7,469	20,391	21,755

Selling, general, administrative and development expense breakout:	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Rental and management segment overhead	$22,267	$17,514	$63,500	$49,991
Network development services segment overhead	1,436	869	4,383	3,060
Corporate expenses (1)	10,232	10,952	34,128	32,659
International business development expenses	980	2,135	3,222	6,591
Stock-based compensation expense (2)	12,950	13,249	50,124	43,111

Total	$47,865	$44,719	$155,357	$135,412

(1)	Includes a $3.1 million one-time reduction during the nine months ended September 30, 2008 related to payroll tax expense.
(2)	Includes $6.6 million related to the modification of certain stock option awards during the nine months ended September 30, 2009.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED INCOME STATEMENT DETAIL:

Interest expense detail:	Three Months Ended September 30,
	2009	2008
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,542	$24,535
Senior Unsecured Revolving Credit Facility and Term Loan, net of interest rate swap agreements	9,557	9,284
7.500% Senior Notes due 2012 (1)	212	4,219
7.125% Senior Notes due 2012	8,842	8,575
7.000% Senior Notes due 2017	8,750	8,750
7.250% Senior Notes due 2019	5,527	—
5.000% Convertible Notes due 2010	746	746
3.000% Convertible Notes due 2012 (2)	413	2,610
XCEL Telecom Credit Facility	2,374	—
Other debt, including capital leases and amortization of deferred financing costs	3,159	4,827

Total	$64,122	$63,546

(1)	During the three months ended September 30, 2009, pursuant to a tender offer and subsequent redemption, the Company repurchased the remaining 7.500% Senior Notes due 2012.
(2)	During the three months ended September 30, 2009, the Company redeemed the remaining 3.000% Convertible Notes due 2012 that had not been converted prior to the redemption date.

SELECTED CASH FLOW DETAIL:

Payments for purchase of property and equipment and construction activities:	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Discretionary – new site construction and generator installation	$32,927	$29,088	$91,998	$49,024
Discretionary – ground lease purchases	17,637	11,448	35,183	30,868
Redevelopment	6,035	16,856	25,031	57,053
Capital improvement	8,212	9,087	22,651	23,954
Corporate	3,762	1,397	7,564	4,295

Total	$68,573	$67,876	$182,427	$165,194

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended September 30, 2009	Wireless	Broadcast	In-building	Total
Beginning balance, July 1, 2009	25,212	414	176	25,802
New construction	265	—	2	267
Acquisitions	295	9	—	304
Adjustments/Reductions	1	—	—	1

Ending balance, September 30, 2009	25,773	423	178	26,374

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of Operating income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating income	179,077	154,367	495,809	454,013

Depreciation, amortization and accretion	105,543	104,389	307,874	301,158
Other operating expenses	3,026	1,936	8,228	3,308
Stock-based compensation expense	12,950	13,249	50,124	43,111
Plus: Interest income, TV Azteca, net	3,585	3,586	10,669	10,711

Adjusted EBITDA	$304,181	$277,527	$872,704	$812,301

Corporate expenses (1)	11,212	13,087	37,350	39,250
Network development services segment overhead	1,436	869	4,383	3,060
Network development services segment operating expenses	7,466	10,161	25,324	18,710
Network development services segment revenue	(13,580)	(14,872)	(42,919)	(32,458)

Rental and Management Segment Operating Profit	$310,715	$286,772	$896,842	$840,863

Rental and Management segment overhead	22,267	17,514	63,500	49,991

Rental and Management Segment Gross Margin	$332,982	$304,286	$960,342	$890,854

Adjusted EBITDA (from above)	$304,181	$277,527	$872,704	$812,301
Corporate expenses (1)	11,212	13,087	37,350	39,250
Rental and Management segment overhead	22,267	17,514	63,500	49,991
Rental and Management segment operating expenses	101,128	93,696	283,549	272,579
Interest income, TV Azteca, net	(3,585)	(3,586)	(10,669)	(10,711)
Rental and Management segment revenue	(430,525)	(394,396)	(1,233,222)	(1,152,722)

Network Development Services Segment Operating Profit	$4,678	$3,842	$13,212	$10,688

Network development services segment overhead	1,436	869	4,383	3,060

Network Development Services Segment Gross Margin	$6,114	$4,711	$17,595	$13,748

Adjusted EBITDA (from above)	$304,181	$277,527	$872,704	$812,301
Interest expense	(64,122)	(63,546)	(188,345)	(191,568)
Interest income	736	1,017	1,717	2,959
Cash paid for income taxes	(13,764)	(5,636)	(32,760)	(27,442)
Straight-line revenue	(9,827)	(12,264)	(28,720)	(38,406)
Straight-line expense	6,832	7,469	20,391	21,755
Redevelopment capital expenditures	(6,035)	(16,856)	(25,031)	(57,053)
Capital improvement capital expenditures	(8,212)	(9,087)	(22,651)	(23,954)
Corporate capital expenditures	(3,762)	(1,397)	(7,564)	(4,295)

Recurring Free Cash Flow	206,027	177,227	589,741	494,297
Divided by weighted average diluted shares outstanding	405,728	416,541	408,303	421,703

Recurring Free Cash Flow per Share	$0.51	$0.43	$1.44	$1.17

Adjusted EBITDA (from above)	$304,181	$277,527	$872,704	$812,301
Divided by total operating revenues	444,105	409,268	1,276,141	1,185,180

Adjusted EBITDA Margin	68%	68%	68%	69%

(1)	Excludes stock-based compensation expense.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The calculation of Free Cash Flow is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash provided by operating activities	$240,052	$227,193	$649,399	$586,326
Payments for purchase of property and equipment and construction activities	(68,573)	(67,876)	(182,427)	(165,194)

Free Cash Flow	$171,479	$159,317	$466,972	$421,132

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